COMMISSION ON APRIL 9, 2004
--------------------------------------------------------------------------------
                               FILE NO. 333-102325

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ALLSTATE LIFE INSURANCE COMPANY
                           (Exact Name of Registrant)

                               ILLINOIS 36-2554642
                  (State or Other Jurisdiction (I.R.S. Employer
            of Incorporation or Organization) Identification Number)

                  3100 SANDERS ROAD, NORTHBROOK, ILLINOIS 60062
                                  847-402-2400

            (Address and Phone Number of Principal Executive Office)

                               MICHAEL J. VELOTTA
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         ALLSTATE LIFE INSURANCE COMPANY
                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847-402-2400

       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:

         BRUCE A. TEICHNER, ESQ.                     DANIEL J. FITZPATRICK, ESQ.
         ALLSTATE LIFE INSURANCE COMPANY             MORGAN STANLEY DW INC.
         3100 SANDERS ROAD, SUITE J5B                1585 BROADWAY
         NORTHBROOK, ILLINOIS  60062                 NEW YORK, NEW YORK  10036


         Approximate date of commencement of proposed sale to the public: The market value adjustment interests under annuity contracts covered by this registration statement are to be issued promptly and from time to time after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

THE CUSTOM PLUS ANNUITY

ALLSTATE LIFE INSURANCE COMPANY
544 LAKEVIEW PARKWAY, SUITE 300
VERNON HILLS, IL 60061
TELEPHONE NUMBER: 1-800-654-2397
                                                    PROSPECTUS DATED MAY 1, 2004
 -------------------------------------------------------------------------------
Allstate Life Insurance Company ("ALLSTATE LIFE") is offering The Custom Plus Annuity, a group and individual flexible premium deferred annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract is no longer being offered for sale. If you have already purchased a Contract you may continue to add to it. Each additional payment must be at least $1,000.

The Contracts are available exclusively through Morgan Stanley DW Inc., the principal underwriter for the Contracts.




                THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR
  IMPORTANT     HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS IMPORTANT
                PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
   NOTICES      FEDERAL CRIME.

                INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                INCLUDING POSSIBLE LOSS OF PRINCIPAL.





                                 1  PROSPECTUS

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                        PAGE
--------------------------------------------------------------------------------
OVERVIEW
--------------------------------------------------------------------------------
  Important Terms                                                       3
--------------------------------------------------------------------------------
  The Contract At A Glance                                              4
--------------------------------------------------------------------------------
  How the Contract Works                                                5
--------------------------------------------------------------------------------
 CONTRACT FEATURES
--------------------------------------------------------------------------------
  The Contract                                                          6
--------------------------------------------------------------------------------
  Purchases and Contract Value                                          7
--------------------------------------------------------------------------------
  Guarantee Periods                                                     8
--------------------------------------------------------------------------------
  Renewals                                                              9
--------------------------------------------------------------------------------
  Expenses                                                              9
--------------------------------------------------------------------------------
  Access To Your Money                                                  10
--------------------------------------------------------------------------------
  Income Payments                                                       11
--------------------------------------------------------------------------------
  Death Benefits                                                        12
--------------------------------------------------------------------------------

                                                                        PAGE

--------------------------------------------------------------------------------
OTHER INFORMATION
--------------------------------------------------------------------------------
  More Information                                                      13
--------------------------------------------------------------------------------
  Allstate Life                                                         13
--------------------------------------------------------------------------------
  The Contract                                                          13
--------------------------------------------------------------------------------
  Non-Qualified Annuities/Qualified Plans                               14
--------------------------------------------------------------------------------
  Certain Employee Benefit Plans                                        14
--------------------------------------------------------------------------------
  Legal Matters                                                         14
--------------------------------------------------------------------------------
  Taxes                                                                 15
--------------------------------------------------------------------------------
  Experts                                                               20
--------------------------------------------------------------------------------
  Annual Reports and Other Documents                                    20
--------------------------------------------------------------------------------
APPENDIX A -- MARKET VALUE ADJUSTMENT                                   21
--------------------------------------------------------------------------------


                                 2  PROSPECTUS

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlighted text.


                                                                        PAGE

--------------------------------------------------------------------------------
  Accumulation Phase                                                    5
--------------------------------------------------------------------------------
  Allstate Life ("We")                                                  13
--------------------------------------------------------------------------------
  Annuitant                                                             6
--------------------------------------------------------------------------------
  Automatic Additions Program                                           7
--------------------------------------------------------------------------------
  Beneficiary                                                           6
--------------------------------------------------------------------------------
  Cancellation Period                                                   4
--------------------------------------------------------------------------------
  Cash Surrender Value                                                  12
--------------------------------------------------------------------------------
  *Contract                                                             6
--------------------------------------------------------------------------------
  Contract Owner ("You")                                                5
--------------------------------------------------------------------------------
  Contract Value                                                        7
--------------------------------------------------------------------------------
  Due Proof of Death                                                    12
--------------------------------------------------------------------------------

                                                                        PAGE

--------------------------------------------------------------------------------
  Guarantee Periods                                                     4
--------------------------------------------------------------------------------
  Income Plan                                                           5
--------------------------------------------------------------------------------
  Issue Date                                                            5
--------------------------------------------------------------------------------
  Market Value Adjustment                                               9
--------------------------------------------------------------------------------
  Payout Phase                                                          5
--------------------------------------------------------------------------------
  Payout Start Date                                                     11
--------------------------------------------------------------------------------
  Preferred Withdrawal Amount                                           10
--------------------------------------------------------------------------------
  Qualified Contracts                                                   4
--------------------------------------------------------------------------------
  SEC                                                                   20
--------------------------------------------------------------------------------
  Systematic Withdrawal Program                                         10
--------------------------------------------------------------------------------
  *In certain states, the Contract is only available as a group Contract. In these states, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.


                                 3  PROSPECTUS

THE CONTRACT AT A GLANCE
--------------------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.


FLEXIBLE PAYMENTS       You can purchase a Contract with as little as $1,000
                        (we may increase the minimum to $4,000 in the future,
                        other than for "QUALIFIED CONTRACTS," which are
                        Contracts issued with qualified plans). You can add to
                        your Contract as often and as much as you like, but
                        each payment must be at least $1,000. You must maintain
                        a minimum Contract Value of $1,000.
-------------------------------------------------------------------------------
RETURN PRIVILEGE        You may cancel your Contract within 20 days of receipt
                        or any longer period your state may require
                        ("CANCELLATION PERIOD") and receive a full refund of
                        your purchase payments.
-------------------------------------------------------------------------------
EXPENSES                You will bear the following expenses:

                        .Withdrawal charge of 6% on amounts withdrawn (with
                          exceptions)

                        . state premium tax (if your state imposes one)
-------------------------------------------------------------------------------
GUARANTEED INTEREST     The Contract offers fixed interest rates that we
                        guarantee for specified periods we call "GUARANTEE
                        PERIODS." To find out what the current rates are on the
                        Guarantee Periods, call us at 1-800-654-2397.
-------------------------------------------------------------------------------
SPECIAL SERVICES        For your convenience, we offer these special services:

                        . AUTOMATIC ADDITIONS PROGRAM;

                        . SYSTEMATIC WITHDRAWAL PROGRAM.
-------------------------------------------------------------------------------
INCOME PAYMENTS         The Contract offers three income payment plans:

                        . life income with or without guaranteed payments;

                        .a joint and survivor life income with or without
                          guaranteed payments; or

                        .guaranteed payments for a specified period (5-30
                          years)
-------------------------------------------------------------------------------
DEATH BENEFITS          If you or the ANNUITANT dies before the PAYOUT START
                        DATE, we will pay the death benefit described in the
                        Contract.
-------------------------------------------------------------------------------
WITHDRAWALS             You may withdraw some or all of your Contract value
                        ("CONTRACT VALUE") at any time prior to the Payout
                        Start Date. If you withdraw Contract Value from a
                        Guarantee Period before its maturity, a withdrawal
                        charge, Market Value Adjustment, and taxes may apply.
                        Withdrawals taken prior to annuitization (referred to
                        in this prospectus as the Payout Phase) are generally
                        considered to come from the earnings in the Contract
                        first. If the Contract is tax qualified, generally all
                        withdrawals are treated as distributions of earnings.
                        Withdrawals of earnings are taxed as ordinary income
                        and, if taken prior to age 59 1/2, may be subject to an
                        additional 10% federal tax penalty.
-------------------------------------------------------------------------------





                                 4  PROSPECTUS

HOW THE CONTRACT WORKS
--------------------------------------------------------------------------------

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in the Contract and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the "Payout Start Date", which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to one or more Guarantee Periods that earn a fixed rate of interest that we declare periodically.

Second, the Contract can help you plan for retirement because you can use it to
receive retirement income for life    and/or for a pre-set number of years, by
selecting one of the income payment options (we call these "INCOME PLANS") described on page 11. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last income payment required by the Income Plan you select. During the Payout Phase, we guarantee the amount of your payments, which will remain fixed. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                           Payout Start
Date            Accumulation Phase                  Date                 Payout Phase
------------------------------------------------------------------------------------------------------------>
You buy    You save for retirement              You elect to receive    You can receive    Or you can receive
a Contract                                      income payments or      income payments    income payments
                                                receive a lump sum      for a set period   for life
                                                payment




As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or if none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if there is none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-654-2397 if you have any question about how the Contract works.


                                 5  PROSPECTUS

THE CONTRACT
--------------------------------------------------------------------------------


CONTRACT OWNER
The Custom Plus Annuity is a contract between you, the Contract owner, and Allstate Life, a life insurance company. As the Contract owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

.. the amount and timing of your purchase payments and withdrawals;

.. the programs you want to use to invest or withdraw money;

.. the income payment plan you want to use to receive retirement income;

.. the Annuitant (either yourself or someone else) on whose life the income payments will be based;

.. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract owner dies; and

.. any other rights that the Contract provides.

If you die, any surviving Contract owner or, if none, the Beneficiary, may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-living person and a living person. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 80 as of the date we receive the signed application.

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract.




ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for specified periods). You initially designate an Annuitant in your application. The Contract Owner (youngest Contract Owner if there is more than one) will be the Annuitant unless you name a different Annuitant. The Annuitant must be a living person. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 80 as of the date we receive the signed application.

You may change the Annuitant at any time prior to the Payout Start Date (only Contract Owners that are living persons or grantor trusts have this option). Once we receive your change request, any change will be effective at the time you sign the written notice. We are not liable for any payment we make or other action we take before receiving any written request from you. You also may designate a joint Annuitant, who is a second person on whose life income payments depend.


BENEFICIARY
The beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner subject to the Death of Owner provision if the sole surviving Contract Owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiaries will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time unless you have designated an irrevocable Beneficiary. We will provide a Change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. If the Contract Owner is a living person, we will determine the Beneficiary from the most recent request of the Contract Owner.

You may restrict income payments to Beneficiaries by providing us with a written request. Once we accept the written request, the restriction will take effect as of the date you signed the request. Any restriction is subject to any payment made by us or any other action we take before we accept the request.

If the Contract Owner is a grantor trust, then the Beneficiary will be that same trust. If the Contract Owner is a non-living person other than a grantor trust, the Contract Owner is also the Beneficiary, unless a different Beneficiary is named.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

.. your spouse or, if he or she is no longer alive,

.. your surviving children equally, or if you have no surviving children,

.. your estate.

If more than one Beneficiary survives you, we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.


                                 6  PROSPECTUS

MODIFICATION OF THE CONTRACT
Only an Allstate Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT
You may assign an interest in your Contract. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until you sign it and file it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.


PURCHASES AND CONTRACT VALUE
--------------------------------------------------------------------------------


MINIMUM PURCHASE PAYMENT
Your initial purchase payment must be at least $1,000. We may increase the minimum to $4,000 in our sole discretion. (The higher minimum would not apply to Qualified Contracts.) Each subsequent purchase payment must be at least $1,000. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount and number of purchase payments we will accept. We also reserve the right to reject any application in our sole discretion.


AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments by automatically transferring money from your bank account or your Morgan Stanley Active Assets/TM/ Account. Please call or write us for an enrollment form.


ALLOCATION OF PURCHASE PAYMENTS
For each purchase payment, you must select a Guarantee Period. A Guarantee Period is a period of years during which you will earn a guaranteed interest rate on your money. You must allocate at least $1,000 to any one Guarantee Period at the time you make your purchase payment or select a renewal Guarantee Period.

We will apply your purchase payment to the Guarantee Period you select within 7 days of the receipt of the payment and required information.

RETURN PRIVILEGE

You may cancel your Contract within the Cancellation Period, which is 20 days after receipt of your Contract or any longer period your state may require. You may return it by delivering or mailing it to us. If you exercise this right to cancel, the Contract terminates and we will pay you the full amount of your purchase payments or any greater amount your state may require.


CONTRACT VALUE
Your Contract Value at any time during the Accumulation Phase is equal to the purchase payments you have invested in the Guarantee Periods, plus earnings thereon, and less any amounts previously withdrawn.


                                 7  PROSPECTUS

GUARANTEE PERIODS
--------------------------------------------------------------------------------

Each payment allocated to a Guarantee Period earns interest at a specified rate that we guarantee. Guarantee Periods may range from 1 to 10 years. You must select a Guarantee Period for each purchase payment.

Amounts allocated to Guarantee Periods become part of our general account, which supports our insurance and annuity obligations. The general account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the general account, subject to applicable law. Any money you allocate to a Guarantee Period does not entitle you to share in the investment experience of the general account.

You must allocate at least $1,000 to a Guarantee Period at the time you make a purchase payment or select a renewal Guarantee Period.


INTEREST RATES
We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, sales commissions and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your Morgan Stanley Financial Advisor or Allstate Life at 1-800-654-2397.


HOW WE CREDIT INTEREST
We will credit interest to your initial purchase payment from the Issue Date. We will credit interest to your additional purchase payments from the date we receive them. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment would grow, given an assumed Guarantee Period and annual interest rate:

Purchase Payment.........                           $10,000
Guarantee Period.........                           5 years
Annual Interest Rate.....                             4.50%



                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract
 Value...............   $10,000.00
 X (1 + Annual
 Interest Rate)              1.045
                        ----------
                        $10,450.00
Contract Value at end
 of Contract Year....               $10,450.00
 X (1 + Annual
 Interest Rate)                          1.045
                                    ----------
                                    $10,920.25
Contract Value at end
 of Contract Year....                           $10,920.25
 X (1 + Annual
 Interest Rate)                                      1.045
                                                ----------
                                                $11,411.66
Contract Value at end
 of Contract Year....                                       $11,411.66
 X (1 + Annual
 Interest Rate)                                                  1.045
                                                            ----------
                                                            $11,925.19
Contract Value at end
 of Contract Year....                                                    $11,925.19
 X (1 + Annual
 Interest Rate)                                                               1.045
                                                                        -----------
                                                                         $12,461.82


TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD ^ $2,461.82 ($12,461.82 ^
$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a partial withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. THE HYPOTHETICAL INTEREST RATE IS FOR ILLUSTRATIVE PURPOSES ONLY AND IS NOT INTENDED TO PREDICT CURRENT OR FUTURE INTEREST RATES TO BE DECLARED UNDER THE CONTRACT. ACTUAL INTEREST RATES DECLARED FOR ANY GIVEN GUARANTEE PERIOD MAY BE MORE OR LESS THAN SHOWN ABOVE.


                                 8  PROSPECTUS

RENEWALS
--------------------------------------------------------------------------------

Prior to the end of each Guarantee Period, we will mail you a notice listing your renewal and withdrawal options. During the 30-day period after the end of the Guarantee Period, you may:

1) Take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expired Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) Instruct us to apply your money to one or more new Guarantee Periods that may be available. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) Withdraw all or a portion of your money from the expired Guarantee Period without incurring a withdrawal charge or a Market Value Adjustment. In this case, the amount withdrawn will be deemed to have been renewed at the shortest Guarantee Period then being offered with current interest credited from the date the Guarantee Period expired. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

MARKET VALUE ADJUSTMENT

All withdrawals from a Guarantee Period, other than those taken within the first 30 days of a renewal Guarantee Period are subject to a Market Value Adjustment. A Market Value Adjustment also may apply upon payment of a death benefit and when you apply your Contract Value to an Income Plan (other than during the 30 day period described above).

We will not apply the Market Value Adjustment to withdrawals you make:

.. to satisfy IRS minimum distribution rules for this Contract; or

.. within the Preferred Withdrawal Amount, described under "Expenses" on page 10.

We apply the Market Value Adjustment to reflect changes in interest rates from the time the amount being withdrawn was allocated to a Guarantee Period to the time you withdraw it. We calculate the Market Value Adjustment by comparing the interest rate for the Guarantee Period at its inception to the interest rate for a period equal to the time remaining in the Guarantee Period when you remove your money, as determined under the Contract.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly from the time you make a purchase payment, the Market Value Adjustment, withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payments plus interest earned under your Contract. However, we guarantee that the amount received upon surrender (prior to any withholding and before deduction for any applicable premium taxes) will be at least equal to the purchase payments less any prior partial withdrawals.

Generally, if the annual interest rate for the Guarantee Period is lower than the applicable current annual interest rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you. Conversely, if the annual interest rate for the Guarantee Period is higher than the applicable current annual interest rate, then the Market Value Adjustment will result in a higher amount payable to you.

For example, assume that you purchase a Contract and select an initial Guarantee Period of 5 years that has an annual interest rate of 4.50%. Assume that at the end of 3 years, you make a partial withdrawal, in excess of the Preferred Withdrawal Amount. If, at that later time, the current interest rate for a 2 year Guarantee Period is 4.00%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current interest rate for the 2 year Guarantee Period is 5.00%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.


EXPENSES
--------------------------------------------------------------------------------

As a Contract Owner, you will bear the charges and expenses described below.


WITHDRAWAL CHARGE
We may assess a withdrawal charge equal to 6% of all amounts withdrawn or surrendered. However, each year


                                 9  PROSPECTUS
you may withdraw up to 10% of the funds initially allocated to the Guarantee Period from which you are making the withdrawal without paying a withdrawal charge. We measure each year from the commencement of the relevant Guarantee Period. Unused portions of this 10% "Preferred Withdrawal Amount" are not carried forward to future years or other Guarantee Periods. We will deduct withdrawal charges, if applicable, from the amount paid unless you instruct otherwise.

We also do not apply a withdrawal charge in the following situations:

.. on the Payout Start Date;

.. the death of the Contract Owner or the Annuitant;

.. withdrawals taken to satisfy IRS minimum distribution rules for the Contract;
  or

.. withdrawals from a renewal Guarantee Period made within the first 30 days of such Period.

Withdrawals may be subject to tax penalties or income tax and a Market Value Adjustment. Withdrawals of earnings are taxed as ordinary income and, if taken
prior to age   59 1/2, may be subject to an additional 10% federal tax penalty.
You should consult your own tax counsel or other tax advisers regarding any withdrawals


PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death. We may some time in the future discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, we deduct the charge for premium taxes from the total Contract Value, prior to applying your money to an Income Plan.


ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can withdraw some or all of your money at any time prior to the Payout Start Date. You may not make any withdrawals or surrender your Contract once the Payout Phase has begun.

You must specify the Guarantee Period from which you would like to withdraw your money. If the amount you withdraw reduces the amount invested in any Guarantee Period to less than $1,000, we will treat the withdrawal request as a request to withdraw the entire amount in that Guarantee Period.

The amount you receive may be reduced by a withdrawal charge, income tax withholding, and any applicable premium taxes. The amount you receive may be increased or reduced by a Market Value Adjustment. We may defer payment of withdrawals for up to 6 months from the date we receive your withdrawal request.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax qualified, generally all withdrawals are treated as distributions of earnings.

If you request a total withdrawal we may require you to return your Contract to us.


SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $100. We will deposit systematic withdrawal payments into the Contract Owner's bank account or Morgan Stanley Active Assets/TM/ Account. Please consult with your Morgan Stanley Financial Advisor for details. Please consult your tax advisor before taking any withdrawal.

We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


POSTPONEMENT OF PAYMENTS
We may defer payment of withdrawals for up to six months from the date we receive your withdrawal request.


RETURN OF PURCHASE PAYMENTS GUARANTEE
When you withdraw your money, a withdrawal charge and a Market Value Adjustment may apply. However, if you decide to surrender your Contract, we guarantee that the "Cash Surrender Value of your contract," which is the Contract Value, adjusted by any Market Value Adjustment, less withdrawal charges and premium taxes will never be less than the sum of your initial and any subsequent purchase payments, less amounts previously withdrawn (prior to withholding and the deduction of any applicable taxes). Premium taxes and income tax withheld may reduce the amount you receive on surrender to less than the sum of your initial and any subsequent purchase payments. This guarantee does not apply to earnings on purchase payments. The renewal of a Guarantee Period does not in any way change this guarantee.


                                 10  PROSPECTUS

MINIMUM CONTRACT VALUE
If the amount you withdraw reduces your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we would inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional purchase payment to restore your Contract's value to the contractual minimum of $1,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any Market Value Adjustment, less withdrawal charges and applicable taxes.


INCOME PAYMENTS
--------------------------------------------------------------------------------


PAYOUT START DATE
The Payout Start Date is the day that we apply your Contract Value, adjusted by the Market Value Adjustment, less any applicable taxes, to an Income Plan. The Payout Start Date must be:

.. at least 30 days after the Issue Date; and

.. no later than the Annuitant's 90th birthday, or the 10th Contract anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.


INCOME PLANS
An Income Plan is a series of scheduled payments to you or someone you designated. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals or change your choice of Income Plan.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2 may be subject to an additional 10% federal tax penalty.

The three Income Plans available under the Contract are:

INCOME PLAN 1 - LIFE INCOME WITH OR WITHOUT GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH OR WITHOUT GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD. Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the life of the Annuitant.

You may elect to receive guaranteed payments under each of the above Income Plans for periods ranging from 5-30 years.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amount of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

We may make other Income Plans available, including ones that you and we agree upon. You may obtain information about them by writing or calling us. Income Plans may vary from state to state.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and we may require proof that the Annuitant or joint Annuitant is still alive before we make each payment.

Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes, to your Income Plan on the Payout Start Date. If the amount available to apply under an Income Plan is not enough to provide an initial payment of at least $20, and state law permits, we may:


                                 11  PROSPECTUS

.. terminate your Contract and pay you the Contract Value, adjusted by any Market
  Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen; or

.. we may reduce the frequency of your payments so that each payment will be at least $20.


INCOME PAYMENTS
We guarantee income payment amounts for the duration of the Income Plan. We calculate income payments by:

1. adjusting the value of your Contract on the Payout Start Date by any applicable Market Value Adjustment;

2. deducting any applicable premium tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to six months or such shorter time state law may require. If we defer such payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.


CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex, to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.


DEATH BENEFITS
--------------------------------------------------------------------------------

We will pay a death benefit if, prior to the Payout Start Date:

1. the Contract Owner dies; or

2. the Annuitant dies.

We will pay the death benefit to the new Contract Owner as determined immediately after the death. The new Contract Owner would be a surviving Contract Owner or, if none, the Beneficiary.


DEATH BENEFIT AMOUNT
Prior to the Payout Start Date, the death benefit is equal to the greater of:

1. the Contract Value, and

2. the "CASH SURRENDER VALUE," which is the Contract Value, adjusted by any Market Value Adjustment, less withdrawal charges and taxes.

We will calculate the value of the death benefit as of the date we receive a complete request for payment of the death benefit.

A claim for a distribution on death must include DUE PROOF OF DEATH. We will accept the following documentation as "Due Proof of Death":

.. a certified copy of a death certificate;

.. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

.. any other proof acceptable to us.


DEATH BENEFIT OPTIONS
Upon death of the Contract Owner, the new Contract Owner generally has the following 3 options:

1. receive the Cash Surrender Value within 5 years of the date of death;

2. receive the death benefit in a lump sum; or

3. apply the death benefit to an Income Plan, with income payments beginning within one year of the date of death. Income payments must be made over the life of the new Contract Owner, or a period not to exceed the life expectancy of the new Contract Owner.

Options 2 and 3 above are only available if we receive Due Proof of Death within 180 days of the date of death. We reserve the right to waive the 180 day limit on a non-discriminatory basis. Please refer to your Contract for more details on the above options, including terms that apply to grantor trusts.

If the new Contract Owner is a non-living person (other than a grantor trust), the new Contract Owner must elect to receive the death benefit in a lump sum.

If the surviving spouse of the deceased Contract Owner is the new Contract Owner, then the spouse may elect Options 2 or 3 listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. If there is no Annuitant at that time, the new Annuitant will be the surviving spouse, unless the new Contract Owner names a different annuitant. If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within 1 year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply. The single withdrawal amount is in addition to the annual Preferred Withdrawal Amount.


                                 12  PROSPECTUS

If the Contract Owner is not the Annuitant and the Annuitant dies, then the Contract Owner has the following 3 options:

1. continue the Contract as if the death had not occurred;

2. receive the death benefit in a lump sum; or

3. apply the death benefit to an Income Plan, which must begin within 1 year of the date of death and must be for a period equal to or less than the life expectancy of the Contract Owner.

The Contract Owner has 60 days from the date Allstate

Life receives Due Proof of Death to select an income plan without incurring a tax on the entire gain in the Contract. If the Contract Owner elects to continue the Contract they will be taxed on the entire gain in the Contract computed on the date of continuance. We are required to report such gain to the IRS as income to the Contract Owner. An additional 10% federal tax penalty may apply if the Contract Owner is under age 59 1/2. Any amount included in the Contract Owner's gross income as a result of a Contract continuance will increase the investment in the Contract for future distributions.

For Options 1 and 3, the new Annuitant will be the youngest Contract Owner unless the Contract Owner names a different Annuitant. Options 1 and 3 are not available if the Contract Owner is a non-living person (other than a grantor trust).

Options 2 and 3 above are only available if we receive Due Proof of Death within 180 days of the date of death. We are currently waiving the 180 day limitation but may enforce it in the future. Please refer to your Contract for more details on the above options, including terms that apply to grantor trusts.

PLEASE REFER TO YOUR CONTRACT FOR MORE DETAILS ON THE ABOVE OPTIONS.


MORE INFORMATION
--------------------------------------------------------------------------------


ALLSTATE LIFE
Allstate Life is the issuer of the Contract. Prior to January 1, 2003, Northbrook Life Insurance Company ("Northbrook") issued the Contract. Effective January 1, 2003, Northbrook merged with its parent company, Allstate Life ("Merger"). On the date of the Merger, Allstate Life acquired from Northbrook all of Northbrook's assets and became directly liable for Northbrook's liabilities and obligations with respect to all contracts issued by Northbrook. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the state of Illinois. It conducts substantially all of its operations directly or through wholly owned U.S. subsidiaries. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws the state of Illinois. All of the outstanding stock of Allstate Insurance Company is owned by The Allstate Corporation, a Delaware company which has several different classes of securities, including common stock, registered with the Securities and Exchange Commission.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all states except New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062.




THE CONTRACT
DISTRIBUTION. Morgan Stanley DW Inc., located at 1585 Broadway, New York, New York 10036, serves as principal underwriter of the Contracts. Morgan Stanley DW Inc. is a wholly owned subsidiary of Morgan Stanley Dean Witter & Co. Morgan Stanley DW Inc. is a registered broker-dealer under the Securities Exchange Act of 1934, as amended ("Exchange Act") and is a member of the National Association of Securities Dealers. Morgan Stanley DW Inc. is also registered with the Securities and Exchange Commission as an investment adviser.

We will pay broker-dealers up to a maximum sales commission of 8% both upon sale of the Contract and upon renewal of a Guarantee Period. In addition, sale of the Contract may count towards incentive program awards for broker-dealers.

The underwriting agreement with Morgan Stanley DW Inc. provides that we will reimburse Morgan Stanley DW Inc. for any liability to Contract Owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts. We provide the following administrative services, among others:

.. issuance of the Contracts;

.. maintenance of Contract Owner records;

.. Contract Owner services;

.. calculation of unit values; and

.. preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we reserve


                                 13  PROSPECTUS
the right to make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws


NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN
If you use the Contract within a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life Insurance Company no longer issues deferred annuities to employer sponsored qualified retirement plans.


CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.


LEGAL MATTERS
All matters of state insurance law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under state insurance laws, have been passed upon by Michael J. Velotta, General Counsel of Allstate Life.


                                 14  PROSPECTUS

TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE LIFE MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF ALLSTATE LIFE
INSURANCE COMPANY
Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Code.


TAXATION OF FIXED ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where the Owner is a natural person.


NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.


EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.


GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section.
 In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment; or 2) payment deferred up to five years from date of death.


TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

You should contact a competent tax advisor about the potential tax consequences of a Market Value Adjustment, as no definitive guidance exists on the proper tax treatment of Market Value Adjustments. If you make a full withdrawal under a non-Qualified Contract or a Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.


TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.


WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is


                                  15 PROSPECTUS
possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.


DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

.. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Owner's death;

.. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Owner's death. If the Contract
  Owner's designated Beneficiary is the surviving spouse of the Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

.. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.


TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

.. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

.. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.


PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2 . However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2;

.. made as a result of the Contract Owner's death or becoming totally disabled;

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Contract beneficiary;

.. made under an immediate annuity; or

.. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.


PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance, as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different.


TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.


AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated


                                 16  PROSPECTUS
and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


INCOME TAX WITHHOLDING
Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien.
 Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income on annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as investments as:

.. Individual Retirement Annuities (IRAs) under Section 408(b) of the Code;

.. Roth IRAs under Section 408A of the Code;

.. Simplified Employee Pension (SEP IRA) under Section 408(k) of the Code;

.. Savings Incentive Match Plans for Employees (SIMPLE IRA) under Section 408(p) of the Code; and

Tax Sheltered Annuities under Section 403(b) of the Code.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate

Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored retirement plan.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.


TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from


                                 17  PROSPECTUS

Roth IRAs will indicate that the taxable amount is not determined.


REQUIRED MINIMUM DISTRIBUTIONS. Generally, IRAs (excluding Roth IRAs) and TSAs require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under this annuity contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.


THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA may not invest in life insurance contracts. However, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.


PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or total disability,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

.. made after separation from service after age 55 (applies only for IRAs),

.. made pursuant to an IRS levy,

.. made for certain medical expenses,

.. made to pay for health insurance premiums while unemployed (applies only for IRAs),

.. made for qualified higher education expenses (applies only for IRAs), and

.. made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from employer sponsored retirement plans, including TSAs but excluding IRAs, with the exception of:

.. required minimum distributions, or,

.. a series of substantially equal periodic payments made over a period of at least 10 years, or,

.. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

.. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by

                                  18 PROSPECTUS
completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien.
 Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.


ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL
IRAS)

Internal Revenue Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the annuity contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

  (a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

  (b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

  (c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.


SIMPLIFIED EMPLOYEE PENSION IRA. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.


SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Section 408(p) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual reirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.


                                 19  PROSPECTUS

TAX SHELTERED ANNUITIES. Section 403(b) of the Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

.. attains age 59 1/2,

.. severs employment,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept Employee Retirement Income Security Act of 1974 (ERISA) funds in 403(b) contracts.


EXPERTS
--------------------------------------------------------------------------------

The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from Allstate Life's Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------

ALLSTATE LIFE'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 ("FORM 10-K ANNUAL REPORT") IS INCORPORATED HEREIN BY REFERENCE, WHICH MEANS THAT IT IS LEGALLY A PART OF THIS PROSPECTUS.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000352736. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of the SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write us at 544 Lakeview Parkway, Suite 300, Vernon Hills, Illinois 60061 or call us at 800-654-2397.


ANNUAL STATEMENTS
At least once a year prior to the Payout Start Date, we will send you a statement containing information about your Contract Value. For more information, please contact your Morgan Stanley Financial Advisor or call our customer support unit at 1-800-654-2397.


                                 20  PROSPECTUS

APPENDIX A
MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

I       =    the  interest crediting rate for that Sub-Account's Guarantee Period;
N       =    the number of complete days from the date we receive the withdrawal request to the end of the Sub-Account's Guarantee Period; and
J       =    the current interest crediting rate for new Contracts offered for a
             Guarantee Period of length N on the date we receive the withdrawal request.



If we are not currently offering a Guarantee Period of length N, we will determine J by linear interpolation (weighted average) between the current interest rates for the next higher and lower integral years. If N is less than or equal to 365 days, J will be the rate for a Guarantee Period of 365 days duration.



The Market Value Adjustment factor is determined from the following formula:

                             .9 x (I - J)x (N/365)

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount withdrawn (in excess of the Preferred Withdrawal Amount), or applied to an Income Plan, from a Guarantee Period other than amounts withdrawn or applied from a renewal Guarantee Period during the first 30 days thereof. The Market Value Adjustment may also be applied in computing the amount of the death benefit.

                    EXAMPLES OF MARKET VALUE ADJUSTMENT
Purchase Payment:  $10,000 allocated to a Guarantee Period
Guarantee Period:  5 years
Interest Rate:     4.50%
Full Surrender:    End of Contract Year 3

     NOTE: These examples assume that premium taxes are not applicable.














                EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)

Step 1. Calculate Contract     $10,000.00 X (1.045)/3/ = $11,411.66
 Value at End of Contract
 Year 3:
Step 2. Calculate the Amount   Preferred Withdrawal Amount (.10 X $10,000) =
   in excess of the Preferred  $1,000
   Withdrawal Amount:          Amount in Excess: $11,411.66 - $1,000 =
                               $10,411.66
Step 3. Calculate the          .06 X  $10,411.66 = $624.70
 Withdrawal Charge:
Step 4. Calculate the Market   I = 4.5%
 Value Adjustment:             J = 4.2%
                               N = 730 days
                               Market Value Adjustment Factor: .9  X  (I-J) X
                               N/365
                               = .9 X  (.045 - .042) X  (730/365) = .0054
                               Market Value Adjustment = Market Value
                               Adjustment Factor X Amount Subject to Market
                               Value Adjustment:
                               = .0054  X  $10,411.66 = $56.22
Step 5. Calculate the amount   $11,411.66 - $624.70 + $56.22 = $10,843.18
   received by Contract Owner
   as a result of full
   withdrawal at the end of
   Contract Year 3:


                                 21  PROSPECTUS

                 EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract     $10,000.00 X (1.045)/3/ = $11,411.66
 Value at End of Contract
 Year 3:
Step 2. Calculate the Amount   Preferred Withdrawal Amount (.10 X $10,000) =
   in excess of the Preferred  $1,000
   Withdrawal Amount:          Amount in Excess: $11,411.66 - $1,000 =
                               $10,411.66
Step 3. Calculate the          .06 X  $10,411.66 = $624.70
 Withdrawal Charge:
Step 4. Calculate the Market   I = 4.5%
 Value Adjustment:             J = 4.8%
                               N = 730 days
                               Market Value Adjustment Factor: .9 X (I-J) X
                                N/365
                               = .9 X  (.045 - .048) X  (730/365) = - .0054
                               Market Value Adjustment = Market Value
                               Adjustment Factor X Amount Subject to Market
                               Value Adjustment:
                               = - .0054  X  $10,411.66 = - $56.22
Step 5. Calculate the amount   $11,411.66 - $624.70 - $56.22 = $10,730.74
   received by Contract Owner
   as a result of full
   withdrawal at the end of
   Contract Year 3:






THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.


                                 22  PROSPECTUS

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Allstate Life Insurance Company ("Registrant") provide that Registrant will indemnify its officers and directors for certain damages and expenses that may be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless indemnification is deemed appropriate by the court upon application.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.        Description

(1) Form of Underwriting Agreement. (Incorporated herein by reference to Post-Effective Amendment No. 13 to the Form N-4 Registration Statement of Northbrook Variable Annuity Account II of Northbrook Life Insurance Company (File No. 033-35412) dated December 31, 1996.)

(2) None

(4)(a) Form of Flexible Premium Deferred Annuity Certificate and Application. (Incorporated herein by reference to Post-Effective Amendment No. 3 to Registration Statement (File No. 033-84480) dated April 1, 1997.)

(b) Form of Contract Endorsement to Flexible Premium Deferred Annuity Certificate. (Previously filed in initial Form S-3 Registration Statement (File No. 333-102325) dated January 2, 2003.)

(5) Opinion and Consent of General Counsel re: Legality (Previously filed in initial Form S-3 Registration Statement (File No. 333-102325) dated January 2, 2003.)

(8) None

(11) None

(12) None

(15) Independent Auditor's awareness letter (Previously filed in initial Form S-3 Registration Statement (File No. 333-102325) dated January 2, 2003.)

(23) Independent Auditors' Consent


(24)(a) Powers of Attorney for Michael J. Velotta, David A. Bird, Margaret G. Dyer, Marla G. Friedman, Edward M. Liddy, John C. Lounds, J. Kevin McCarthy, Robert W. Pike, Samuel H. Pilch, Steven E. Shebik, Eric A. Simonson, Kevin R. Slawin and Thomas J. Wilson II. (Incorporated herein by reference to Registrant's initial Form S-3 Registration Statement (File No. 333-100068) on September 25, 2002)

(24)(b) Powers of Attorney for Danny L. Hale and Casey J. Sylla (Previously filed in Post-Effective Amendment No. 1 to Registration Statement (File No. 333-102325) dated April 16, 2003).

(25) None

(26) None

(27) Not applicable

(99) Merger Agreement and Articles of Merger Between Northbrook Life Insurance Company and Registrant. (Previously filed in initial Form S-3 Registration Statement (File No. 333-102325) dated January 2, 2003.)

ITEM 17.     UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof ) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, Allstate Life Insurance Company, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 1st day of April, 2004.


                         ALLSTATE LIFE INSURANCE COMPANY
                                  (REGISTRANT)


By: /S/ MICHAEL J. VELOTTA
--------------------------
Michael J. Velotta
Senior Vice President, Secretary and
General Counsel


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 1st day of April, 2004.


*/DAVID A. BIRD                   Director and Senior Vice President
-----------------------
David A. Bird

*/DANNY L. HALE                   Director
----------------------
Danny L. Hale

*/EDWARD M. LIDDY                 Director
-----------------------
Edward M. Liddy

*/JOHN C. LOUNDS                  Director and Senior Vice President
-----------------------
John C. Lounds

*/J. KEVIN MCCARTHY               Director and Senior Vice President
-----------------------
J. Kevin McCarthy

*/ROBERT W. PIKE                  Director
------------------------
Robert W, Pike

*/SAMUEL H. PILCH                 Controller and Group Vice President
------------------------
Samuel H. Pilch                   (Principal Accounting Officer)

*/STEVEN E. SHEBIK                Director, Senior Vice President and Chief
------------------------          Financial Officer
Steven E. Shebik                  (Principal Financial Officer)

*/ERIC A. SIMONSON                Director, Senior Vice President and Chief
-------------------------         Investment Officer
Eric A. Simonson

*KEVIN R. SLAWIN                  Director and Senior Vice President
-----------------------
Kevin R. Slawin

*/CASEY J. SYLLA                  Director, Chairman of the Board and
----------------------            President (Principal Executive Officer)
Casey J. Sylla

/s/MICHAEL J. VELOTTA             Director, Senior Vice President, General
----------------------            Counsel and Secretary
Michael J. Velotta

*/THOMAS J. WILSON II             Director
-----------------------
Thomas J. Wilson II


*/ By Michael J. Velotta, pursuant to Power of Attorney, filed herewith or previously filed.





                                  EXHIBIT LIST

The following exhibit is filed herewith:

Exhibit No.            Description

(23)                   Independent Auditors' Consent